Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Form 8-K/A of Span-America Medical Systems, Inc. of our report dated February 17, 2012, relating to our audit of the financial statements of M.C. Healthcare Products Inc. for the year ended July 31, 2011.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32896) pertaining to the Span-America Medical Systems, Inc. 1987 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-84374) pertaining to the Span-America Medical Systems, Inc. 1991 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-70533) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-75656) pertaining to the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan and in the Registration Statement (Form S-8 No. 333-146659) pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and 1991 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-146660) pertaining to the  Span-America Medical Systems, Inc. 2007 Equity Incentive Plan of our report dated February 17, 2012 with respect to the financial statements included herein of M.C. Healthcare Products Inc. for the year ended July 31, 2011.

/s/ ELLIOTT DAVIS, LLC

February 22, 2012
Greenville, South Carolina